Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of Rib-X Pharmaceuticals, Inc. of our report dated March 2, 2012, except for the reverse stock split described in Note 1 as to which the date is May 1, 2012, relating to the financial statements of Rib-X Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

May 1, 2012